EXHIBIT 10.3

ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS

This ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS (this “Assignment Agreement”) is dated as of April 24, 2024, (the “Effective Date”) by and among BLACKWELL 3D CONSTRUCTION CORP., a Nevada (“Assignee”) and those certain members/equity owners (collectively, the “Assignors”, individually each an “Assignor”) of BLACKWELL REALTECH 3D PRINTING CONSTRUCTION, LLC, a limited liability company formed under the laws of the Government of Dubai, U.A.E (“Blackwell Dubai”), whose names are set forth on the signature page hereof, each recites and provides hereby as follows:

RECITALS

WHEREAS, the Assignors are the owners of an aggregate of 1,000,000 shares representing One Hundred Percent (100%) of the issued and outstanding equity interest of Blackwell Dubai, the number of shares and equity ownership percentage held by each Assignor is specifically set forth next to each next to each Assignor’s name on “Schedule A” hereto; and,

WHEREAS, the Assignors desire to assign and transfer to Assignee, and Assignee desires to be assigned and receive one hundred percent (100%) of the Membership Interest of Blackwell Dubai beneficially owned by Assignors (the “Assigned Interest”) in exchange for One Million (1,000,000) restricted shares of Assignee’s Common Stock to be issued to Assignors on a pro rata basis (the “Exchange Shares”) with such exchange being effectuated as soon as practicable following the execution and delivery of this Assignment; and,

WHEREAS, immediately following the exchange of the Assigned Interest for the Exchange Shares Assignee will own One Hundred (100%) percent of the issued and outstanding shares of Blackwell Dubai and Blackwell Dubai shall become a wholly-owned subsidiary of Assignee and Assignee’s operating entity in Dubai, U.A.E.; and,

WHEREAS, the Assignor now wishes to assign and transfer to the Assignee all of Assignor’s right, title, and interest in and to the Assigned Interest as per the terms and conditions set forth herein.

AGREEMENT

NOW WHEREFORE, for and in consideration good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment. The Assignor hereby conveys, assigns, and transfers to the Assignee all Assignor’s rights, title, and interests in and to the Assigned Interest, subject to the terms and conditions of that certain Memorandum of Association of Blackwell Dubai (the “Memorandum of Association”) governing the assignment and transfer Assigned Interest, in exchange the Assignors shall receive One Million (1,000,000) restricted shares of Assignee’s Common Stock to be issued to Assignors on a pro rata basis, as specifically set forth on “Schedule A” hereto.

2. Acceptance, Assumption, and Indemnity of Assignee. The Assignee (a) accepts the assignment of all the Assignor’s rights, titles, and interests in and to the Assigned Interest, (b) agrees to be bound by all the terms, covenants, and conditions of the Memorandum of Association, and (c) assume the obligations and liabilities of the Assignor under the Memorandum of Association from and after the date hereof with respect to the Assigned Interests.

3. Representations of Assignor. The Assignor:

(a) accepts the Exchange Shares in exchange for the assignment of all the Assignor’s rights, titles, and interests in and to the Assigned Interest;

(b) agrees to assist as necessary such that the assignment contemplated hereunder is in compliance with terms, covenants, and conditions of the Memorandum of Association;

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(c) has been advised that the Exchange Shares are not registered under the Securities Act of 1933 nor under the laws of the State of Nevada and represents, warrants and agrees as follows: (i) that Assignor is entering into this Agreement and is acquiring the Exchange Shares for Assignor’s own account, solely for investment purposes, and not with a view to resale of said securities; (ii) that Assignor has such knowledge and experience in business and financial matters which enables Assignor to be capable of evaluating the risks and merits of this investment; (iii) that Assignor is able to bear the economic risks of this investment; (iv) that the Exchange Shares may not be resold or otherwise transferred or assigned without appropriate compliance with the registration provisions of the Securities Act of 1933 and applicable State blue sky laws or exemption therefrom; and (v) that Assignor has been provided with or permitted access to all information which Assignor deems material to formulating an investment decision and that such information has been sufficient to make an informed investment decision.

4. Further Assurances. The Assignor, at no cost to Assignor, and Assignee hereby covenant and agree to execute and deliver, or cause to be executed and delivered, and to do or make, or cause to be done or made, any and all instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required for the purpose of effecting the assignment described herein.

5. Completeness and Modification. This Assignment constitutes the entire agreement between the parties hereto as to the subject matter hereof and shall supersede all prior discussions, understandings, or agreements between the parties hereto.

6. Counterparts. To facilitate execution, this Assignment may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof, and it shall be sufficient that the signature on behalf of each party hereto appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement. This Assignment (or counterpart thereof) signed by one or more of the parties and delivered by facsimile shall be effective as an original

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed by their duly authorized representatives as of the Effective Date of this Assignment.

ASSIGNOR:		ASSIGNEE:
BLACKWELL REALTECH 3D PRINTING CONSTRUCTION, LLC		BLACKWELL 3D CONSTRUCTION CORP.

By:	/s/ Mohammed Saif Zaveri	By:	/s/ Mohammed Saif Zaveri
Name:	Mohammed Saif Zaveri	Name:	Mohammed Saif Zaveri
Title:	Member	Title:	Chief Executive Officer

By:	/s/ Mitesh Ashok Rasaikar
Name:	Mitesh Ashok Rasaikar
Title:	Member

/s/ Mitesh Ashok Rasaikar
Name:	Gold Coast Investment Holdings LLC
By:	Mitesh Ashok Rasaikar
Title:	Authorized Representative

By:	/s/ Abdulla Obaid Mohammed
Name:	Abdulla Obaid Mohammed
Title:	Member

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Schedule A

BLACKWELL REALTECH 3D PRINTING CONSTRUCTION, LLC

Name	Address	Assigned (Equity) Interest & Ownership Percentage	Exchange Shares To Be Issued
Mohammed Saif Zaveri	701 S. Carson St., Suite 200 Carson City, NV 89701	340,000 Shares (34%)	340,000 Shares
Mitesh Ashok Rasaikar	701 S. Carson St., Suite 200 Carson City, NV 89701	340,000 Shares (32%)	320,000 Shares
Gold Coast Investment Holdings LLC	701 S. Carson St., Suite 200 Carson City, NV 89701	340,000 Shares (32%)	320,000 Shares
Abdulla Obaid Mohammed	701 S. Carson St., Suite 200 Carson City, NV 89701	20,000 Shares (2%)	20,000 Shares

TOTAL		1,000,000	1,000,000

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